UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒           Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2017

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55625	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure

Webinars

On October 31, 2017, representatives of American Realty Capital Healthcare Trust III, Inc. (the “Company”) hosted a webinar for current investors and their financial planners to discuss the Company’s previously announced plan of liquidation and sale of substantially all of the Company’s assets, each of which is subject to approval by the Company’s stockholders at the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”). A recording of the webinar has been posted to the Company’s website, www.thehealthcarereit3.com, and will remain available there until December 21, 2017.

A copy of the presentation and the script that accompanied the webinar are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. This presentation and script shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

The Company has scheduled similar webinars for:

•	Thursday, November 2, 2017 at 12:00 p.m. Eastern Time;

•	Tuesday, November 14, 2017 at 12:30 p.m. Eastern Time; and

•	Thursday, November 16, 2017 at 3:00 p.m. Eastern Time.

These webinars will be accessible by visiting the Company’s website, www.thehealthcarereit3.com, and clicking on the appropriate link. Recordings of these webinars will also be posted to the Company’s website when available.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 9, 2017, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 14, 2017, and the Definitive Proxy Statement on Schedule 14A with respect to the Annual Meeting filed with the SEC on October 23, 2017, as such Risk Factors may be updated from time to time in subsequent reports. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Presentation

99.2	Script

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Healthcare Trust III, Inc.

Date: October 31, 2017	By:	/s/ W. Todd Jensen
W. Todd Jensen Interim Chief Executive Officer and President

Exhibit 99.1

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. Strategic Review Update: Plan of Liquidation and Asset Sale

2 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10 - K filed with the SEC on March 9 , 2017 as amended on April 28 , 2017 and Quarterly Report on Form 10 - Q filed with the SEC on August 14 , 2017 . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Report on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

3 Table of Contents ▪ Executive Summary ▪ Strategic Review Update ▪ Liquidation Plan Overview ▪ HTI – Buyer Profile ▪ Distributions and Net Liquidation Proceeds ▪ Conclusion ▪ Timeline and Next Steps

4 Executive Summary 1 Pursuant to terms of the purchase agreement, a $ 6 million escrow account will be established . The escrow account can be released over the following periods of time : $ 2 million released 6 months post - closing, $ 2 million more released after the next 6 months (after 12 months post - closing) and the remaining $ 2 million balance released after the next two months (after 14 months post - closing) . Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and obligations following the completion of the asset sale . The Company cannot provide assurances as to the amount or timing of any liquidating distributions to its stockholders . 2 An anticipated initial liquidating distribution of $ 15 . 75 per share of common stock is expected to be paid within two weeks following the closing of the Asset Sale, subject to Board approval . This estimate is based on certain assumptions and there can be no guarantee as to the exact amount that you will receive . During the course of liquidating and dissolving, the Company may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution to stockholders . Company Broke Escrow August 2014 Assembled 19 Property MOB - focused Portfolio March 2015 – December 2015 Board of Directors Initiates a Strategic Review February 2016 Sale of Real Estate Assets to Healthcare Trust, Inc. (“HTI”) Estimated Closing: December 2017 Transaction Benefits for ARC - HT III Shareholders Full - Cycle Liquidity Event All - Cash Deal Provides Liquidity to Shareholders ¹ Reduces Future Risks Associated with Business Operations, Liquidity Events, and Distribution Levels for the Company G iven its Inefficient Size on a Long - term Basis Maximizes Value of Existing Assets Sale of Assets to Healthcare Trust, Inc. $120 million all - cash deal Initial Public Offering Lapses, Lack of Scale Creates Operational Inefficiencies August 2016 Initial Public Offering Suspended November 2015 Initial Liquidating Distribution of $15.75 Per Share 2 to be Paid Within Two Weeks of the Close of the Asset Sale Estimated: January 2018

5 Strategic Review Process Advisor and Legal Counsel Strategic Alternatives Process Overview ▪ The Special Committee of the board of directors engaged the following advisor and legal counsel for its strategic review process: o Financial Advisor - SunTrust Robinson Humphrey, Inc. (“SunTrust”) o Special Legal Counsel - Shapiro Sher Guinot and Sandler, P.A. (“Shapiro Sher”) ▪ The Special Committee considered various alternatives in order to achieve maximum value for shareholders, including: o Continuing current operating strategy o Pursuing a sale or merger of the Company o Liquidating the portfolio asset - by - asset o Raising new equity capital from outside investors o Listing on a national exchange Background and Objective ▪ On February 22, 2016, the Company’s board of directors initiated a strategic review to identify, examine, and consider a range of strategic alternatives available to the Company as its current operations were deemed not sustainable on a long - term basis ▪ The strategic review was led by a special committee of the Company’s board of directors consisting solely of independent directors (the “Special Committee”) ▪ The objective of the strategic review was to maximize shareholder value ▪ The Special Committee, with the assistance of SunTrust, ran a robust process over the course of 12+ months in which the special committee communicated with 25 potential buyers o The parties contacted included a mix of public owners, private owners, and private equity funds, each with a range of various sizes Conclusion ▪ As a result of its strategic review, the Special Committee has approved and recommended the Plan of Liquidation and the proposed transaction to sell the Company’s assets to HTI to maximize shareholder value

6 Strategic Review Timeline February 22, 2016 Shapiro Sher retained as special legal counsel Late February to Mid March 2016 Special Committee interviews financial advisors March 30, 2016 SunTrust engaged as Financial Advisor April 2016 to April 2017 Special Committee conducts full process, engaging with 25 potential counterparties March 3, 2017 HTI submits initial offer April 18 to June 15, 2017 Parties negotiate terms of Purchase Agreement June 15, 2017 Definitive deal is reached for asset sale to HTI April 11, 2017 Special Committee determines to move forward with asset sale to HTI March to April 2017 Special Committee negotiates with HTI March 31, 2017 HTI submits revised offer March to April 2017 Special Committee negotiates with leading counterparty, no definitive deal is reached September to October 2016 Special Committee negotiates with leading counterparty, no definitive deal is reached February 22, 2016 Board of Directors initiates strategic review process, forms Special Committee

7 Transaction Overview ▪ 100% cash consideration ▪ $120 million consideration for the real estate assets owned by ARC - HT III 1 ▪ Following the closing of the transaction, ARC - HT III will liquidate and investors will receive cash for their shares of ARC - HT III, and can redeploy or use these proceeds at their discretion 2 ▪ No shares are being issued to ARC - HT III shareholders as consideration, avoiding potential sale lock - up periods ▪ The Advisor will not receive a subordinated performance fee in connection with the transaction ▪ If a superior offer is submitted prior to the completion of the shareholder vote, the Special Committee may choose to accept the offer, subject to a termination fee of $3.6 million ▪ The effectiveness of the transaction and the Company’s plan of liquidation are subject to the approval of the Company’s shareholders of both the transaction and the plan of liquidation. ▪ A shareholder vote is not required from HTI’s shareholders. ▪ The transaction is estimated to close in December 2017 3 Consideration Transaction Closing Full Liquidity No Lock - up Additional Deal Terms Shareholder Approval (1) The cash amount of the consideration paid to the Company will be reduced at closing by the amount outstanding (and, if the lo an is repaid instead of assumed, certain repayment costs) of the mortgage loan on the Company's Philip Professional Center property. $4.947 million was outstanding under this loan as of June 30, 2017 . The cash amount is also subject to customary prorations and closing adjustments in accordance with the terms of the purchase agreement. (2) Pursuant to terms of the purchase agreement, a $6 million escrow account will be established. The escrow account can be rele ase d over the following periods of time: $2 million released 6 months post - closing, $2 million more released after the next 6 months (after 12 months post - closing) and the remaining $2 million balance released after the next two months (after 14 months post - closing). Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and o bli gations following the completion of the asset sale. The Company cannot provide assurances as to the amount or timing of any liquidating distributions to its stockholders. (3) The transaction is subject to conditions and also may not close due to uncertainties regarding HTI’s ability to finance the p aym ent of the purchase price at closing. For more information, please read “Risk Factors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 23, 2017.

8 HTI – Buyer Profile 163 Properties $2.3 Billion Invested 8.5 Million Rentable Square Feet ▪ HTI is a $2.3 billion, healthcare focused REIT that focuses on medical office, seniors housing and hospital properties 1 ▪ The transaction represents less than 10% of HTI’s total assets ▪ We believe HTI’s size and conservatively levered balance sheet mitigate execution risk associated with the contemplated transaction ▪ Ample cash on hand and borrowing capacity, with $81.5 million of cash and cash equivalents as of September 1, 2017 and the ability to obtain additional cash through the financing of the Company’s assets at closing. 2 (1) The Company and HTI each are sponsored and advised by affiliates of AR Global Investments, LLC. (2) HTI is subject to a covenant requiring the aggregate amount of all HTI’s unrestricted cash and cash equivalents to be equal t o a t least $30.0 million at all times. Although the Asset Sale is not subject to any financing condition, adding any property to the borrowing base of the HTI’s revolving credit facility requires satisfying certain conditions, incl udi ng approval of the agent under HTI’s revolving credit facility. There can be no assurance these conditions will be satisfied or waived when all the other conditions to the closing of the Asset Sale have been satisfied or waived and tha t HTI will be able pay the purchase price when it is required to do so under the purchase agreement. HTI has not made alternative financing arrangements and, if sufficient financing is not available through the HTI’s revolving cre dit facility, HTI may not have sufficient cash on hand available to fund the closing. For more information, please read “ Special Factors – Financing of the Asset Sale” and “Risk Factors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 23, 2017.

Distributions and Net Liquidation Proceeds

- Since inception through July 31, 2017, ARC-HT III has paid out **$3.71 per share of distributions** in total[1]
- Net cash proceeds available for distribution to stockholders pursuant to the plan of liquidation are estimated to be $17.67 to $17.81 per outstanding share of common stock.[2]
- Total estimated net proceeds from the Company's plan of liquidation plus distributions to date are estimated at **$21.38 to $21.52** on a per share basis[3]

Cumulative Distributions to Date[1]



$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
Jan-17
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17

Total estimated net proceeds from the plan of liquidation plus distributions to date are estimated at **$21.38 to $21.52** on a per share basis[3]

(1) Totals as of each period presented represent cumulative distributions per share paid to stockholders of record who have held shares since March 15, 2015, the date when our distributions began to accrue, through July 31, 2017, the date the Company ceased declaring and paying regular distributions to its stockholders. A substantial portion of the distributions paid in cash has exceeded operating cash flows and has been funded primarily from proceeds from the IPO.

(2) For more information on how the estimated range of net liquidation proceeds was determined, please read the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 23, 2017.

(3) Based on cumulative per share distributions of $3.71 received from inception through July 31, 2017, plus $17.67 to $17.81 per share, which represents the estimated range of net cash proceeds available for distribution pursuant to the Plan of Liquidation.

9

Conclusion

The Special Committee completed a thorough strategic review process and believes the proposed transaction maximizes shareholder value.

- **Full-Cycle Liquidity Event:** Transaction provides ARC-HT III shareholders with a full cycle liquidity event.
- **All-Cash Transaction:** ARC-HT III shareholders receive liquidity in an all-cash transaction.[1]
- **Reduced Future Risks Associated with Business Operations, Liquidity Events, and Distribution Levels:** Given its inefficient size on a long-term basis, an all-cash liquidity event reduces risks associated with 1) ongoing business operations, 2) the execution of a successful liquidity event in the future, and 3) future distributions.
- **Buyer Profile Mitigates Execution Risk:** We believe HTI's size and conservatively levered balance sheet ensure the transaction will be completed as outlined in the proxy.
- **Shareholder Approval Required:** The transaction requires ARC-HT III shareholders to approve the transaction and ARC-HT III's plan of liquidation.
- **Maximizes Value:** The Special Committee evaluated all options and is prepared to move forward with the proposed transaction to maximize shareholder value.

(1) Pursuant to terms of the purchase agreement, a $6 million escrow account will be established. The escrow account can be released over the following periods of time: $2 million released 6 months post-closing, $2 million more released after the next 6 months (after 12 months post-closing) and the remaining $2 million balance released after the next two months (after 14 months post-closing). Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and obligations following the completion of the asset sale. The Company cannot provide assurances as to the amount or timing of any liquidating distributions to its stockholders.

10

11 Shareholder Vote, Asset Sale and Plan of Liquidation Timeline Late December 2017 Asset sale closes Late December to January 2018 Begin to distribute proceeds from transaction to shareholders 2 3 – Initial liquidating distribution of $15.75 per share December 21, 2017 Shareholder meeting on proposed transaction October to December 2017 Shareholder voting on proposed transaction 1 (1) Mailings of the proxy began October 25, 2017. Shareholders are able to vote via telephone, online or email starting upon rec eip t of the proxy. See p. 13 for details on how shareholders are able to vote. (2) Pursuant to terms of the purchase agreement, a $6 million escrow account will be established. The escrow account can be rele ase d over the following periods of time: $2 million released 6 months post - closing, $2 million more released after the next 6 months (after 12 months post - closing) and the remaining $2 million balan ce released after the next two months (after 14 months post - closing). Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and obligations following the completion of the asset sale. The Company cannot provide assurances as to the amount or timing of a ny liquidating distributions to its stockholders. (3) An anticipated initial liquidating distribution of $15.75 per share of common stock is expected to be paid within two weeks f oll owing the closing of the Asset Sale, subject to Board approval. This estimate is based on certain assumptions and there can be no guarantee as to the exact amount that you will receive. During t he course of liquidating and dissolving, the Company may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution to stockholders.

12 What do I do next? Speak with a Proxy Voting Specialist Live – Please call Broadridge at 1 - 855 - 973 - 0094 to speak live with a proxy voting specialist who will take your vote over the phone. Proxy specialists are available Monday through Friday between 9:00 am and 10:00 pm Eastern. OR Use the Automated Line - If you have your control number available for reference and prefer to use an automated system available 24 hours each day, please dial 1 - 800 - 690 - 6903 and have the control number listed on the voting instructions form provided to you available for reference when using this touch - tone system. Vote Online at www.proxyvote.com/HTIII - Enter the control number on the voting instruction form provided and follow the prompts. Vote by Mail - Complete, sign and date the enclosed proxy card and return it in the pre - paid envelope provided as soon as possible.

13 Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10 - K filed with the SEC on March 9, 2017 as amended on April 28, 2017 and Quarterly Report on Form 10 - Q filed with the SEC on August 14, 2017. The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements: • We have agreed to sell substantially all of our assets (the "Asset Sale") to HTI pursuant to and on the terms set forth in a purchase agreement, dated as of June 16, 2017 (the “Purchase Agreement”). The Asset Sale is subject to conditions, and there can be no assurance when or whether the Asset Sale will be completed. • Failure to complete the Asset Sale, which is subject to conditions, would prevent the complete liquidation and dissolution of the Company, as contemplated by the Company’s plan of liquidation approved by our board of directors on June 16, 2017 and could have adverse consequences for the Company. • We cannot determine the amount or timing of any liquidating distributions to our stockholders. • All of our executive officers and certain directors are also officers, managers or holders of a direct or indirect controllin g interest in the Advisor and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"), the parent of our sponsor, American Realty Capital VII, LLC (the "Sponsor"). As a result, our executive officers and certain directors, our Advisor and its affiliates face conflicts of interest. • HTI is sponsored and advised by affiliates of the Advisor. Our directors and officers (including all our executive officers a nd one of our directors, in their capacities as executives or members of the Advisor, HTI’s advisor (the "HTI Advisor") and thei r affiliates) may have interests in the Asset Sale that may be different from, or in addition to, those of our other stockholde rs. • The Purchase Agreement contains provisions that could discourage a potential competing acquirer or could result in any competing proposal being at a lower price than it might otherwise be. • In some circumstances, our stockholders could be held liable for amounts they received from us in connection with our dissolution. • No public market currently exists, or may ever exist, for shares of our common stock which are, and may continue to be, illiquid. • Any adverse judgment in a lawsuit challenging the Asset Sale or the Company’s plan of liquidation may prevent the Asset Sale from closing or from closing within the expected timeframe, if at all. • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.

14 Risk Factors (Continued) ▪ We are depending on our Advisor to conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us. ▪ During July 2017, in light of the pending Asset Sale and the Company’s plan of liquidation, the board of directors determined that the Company will cease declaring and paying regular distributions to its stockholders. There can be no assurance we will resume paying distributions, or at what rate. ▪ We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates. ▪ Our revenue is dependent upon the success and economic viability of our tenants. ▪ Increases in interest rates could increase the amount of our debt payments. ▪ We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit marke ts of the United States from time to time. ▪ We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes, whic h would result in higher taxes and dramatically lower the amount of liquidating distributions to our stockholders. ▪ Pursuing the plan of liquidation may increase the risk that we will be liable for U.S. federal income and excise taxes, which would reduce the amount of liquidating distributions. ▪ The sale of our assets in the Asset Sale may cause us to be subject to a 100% excise tax on the net income from “prohibited transactions,” which would reduce the amount of our liquidating distributions to stockholders. ▪ We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and thus subject to regulation under the Investment Company Act.

www.TheHealthcareREIT3.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com

Exhibit 99.2

Introduction

Good afternoon and welcome to the American Realty Capital Healthcare Trust III Proxy Presentation related to sale of its assets. This is Todd Jensen, Interim CEO of ARC Healthcare III, and I’d like to thank everyone for joining today’s webinar.

On slide 2, you will find the Risk Factors and Forward Looking Statements. For a complete list of Risk Factors, please see our most recent Annual Report on Form 10-K filed with the SEC on March 9, 2017 as amended on April 28, 2017 and Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017.

Additional information is found in our definitive proxy filed on October 23, 2017 and mailed to our stockholders.

On slide 3, you will find a list of topics we are reviewing, which include:

•	An executive summary of the strategic process and transaction benefits for the ARC HT III shareholders;
•	A review of the Strategic Process undertaken by the independent board of directors of ARC HT III;
•	An overview of the Liquidation and Asset Sale;
•	A profile of the buyer of the assets;
•	An estimate of the cash proceeds to investors
•	Conclusion, summarizing the Plan of Liquidation and Asset Sale;
•	And a timeline of what to expect and next steps

On Slide 4, you will find an Executive Summary of the History of ARC Healthcare III and the transaction benefits.

ARC Healthcare III broke escrow in August 2014 and assembled a 19 property portfolio, primarily focused on Medical Office Buildings between March 2015 and December 2015. The initial public offering was suspended in November 2015. The lack of scale has created operational inefficiencies. The board of directors initiated the strategic process in February 2016 and the sale of the assets is anticipated to be completed during by the end of 2017 for $120 million in an all-cash deal. We anticipate that the initial liquidating distribution of $15.75 will be paid within two weeks of the close of the asset sale, subject to board approval.

The transaction benefits to ARC Healthcare III shareholders includes:

•	Full-Cycle Liquidity Event
•	All-Cash Deal Provides Liquidity to Shareholders

•	Reduces Future Risks Associated with Operations, Liquidity, and Distribution Levels Given the Company’s Inefficient Size
•	The transaction maximizes value of existing assets

Slide 5 provides an update on the strategic review process

The independent directors initiated a Strategic Review in February 2016 to identify, examine, and consider a range of strategic alternatives available to the Company to maximize shareholder value as its current operations were not sustainable on a long-term basis.

The Special Committee engaged SunTrust as its Financial Advisor and Shapiro Sher as its legal counsel.

The Special Committee considered various alternatives to maximize value for shareholders, including:

•	Continuing its current operating strategy
•	Pursuing a sale or merger
•	Liquidating the portfolio asset-by-asset
•	Raising new equity capital from outside investors; and
•	Listing on a national exchange

The Special Committee, with the assistance of SunTrust ran a robust process over the course of 12+ months over which the special committee communicated with 25 potential buyers.

As a result of the Strategic Review, the Special Committee has approved and recommended the Plan of Liquidation and proposed transaction to sell the Company’s assets to Healthcare Trust, Inc. and maximize value for the Company’s shareholders.

Slide 6 is an illustrative timeline of the Strategic Review process starting with the initiation of the special committee and advisors in February 2016; continuing with the submission of HTI’s initial offer in March 2017 and culminating with the definitive deal reached in June 2017.

Slide 7 is a Transaction Overview.

•	The consideration being paid by HTI for this transaction is all cash for the real estate assets owned by ARC Healthcare III.
•	Following the sale of the assets, ARC Healthcare III will liquidate and investors will receive cash for their shares, which can be used at their discretion.
•	The Advisor will not receive a subordinated performance fee in connection with the transaction.
•	If a superior offer is submitted prior to the completion of the shareholder vote, the Special Committee may choose to accept the offer, subject to a termination fee of $3.6 million
•	The effectiveness of the transaction and the Company’s plan of liquidation are subject to the approval of the ARC Healthcare III shareholders of both the transaction and the plan of liquidation. A shareholder vote is not required from the buyer’s shareholders.
•	The Transaction is expected to close in December 2017.

Slide 8 provides some information about the buyer of the assets, Healthcare Trust, Inc.

•	HTI is a healthcare focused REIT with over $2.3 billion of gross assets
•	The transaction represents less than 10% of HTI’s total assets
•	HTI’s size and conservatively levered balance sheet mitigate execution risk associated with the transaction

Slide 9 provides some additional information for ARC Healthcare Trust III shareholders:

•	Including the cumulative $3.71 of regular distributions paid to ARC Healthcare Trust III shareholders from inception to July 2017 and the anticipated liquidating distributions of $17.67 to $17.81, shareholders are estimated to realize total net proceeds of $21.38 to $21.52 per share, assuming they have held shares since inception.

In conclusion,

•	This transaction provides ARC Healthcare III shareholders with a full cycle liquidity event.
•	This is an all-cash transaction that provides ARC Healthcare III shareholders with full liquidity in cash.
•	Given its inefficient size and unsustainable operations on a long-term basis, an all-cash liquidity event reduces risks associated with ongoing business operations, the execution of a successful liquidity event in the future, and future distributions.
•	As a buyer with a conservatively levered balance sheet, HTI mitigates execution risk for ARC Healthcare III shareholders.
•	The transaction requires approval from ARC Healthcare III shareholders of the transaction and ARC Healthcare III’s plan of liquidation.
•	Finally, the Special Committee completed a thorough strategic review process evaluating all options and is prepared to move forward with the proposed transaction to maximize shareholder value.

Slide 11 presents the timeline of upcoming events is as follows:

•	Shareholder voting begins upon shareholder receipt of the proxy, which began on October 25, 2017.
•	The shareholder meeting on the transaction is scheduled on December 21, 2017.
•	The transaction and the first distribution of proceeds to shareholders is expected between late December 2017 and January 2018.

Slide 12 shows how to vote:

As you can see here, there are a number of ways to cast your vote for this year’s Annual Meeting.

1.	Vote by calling the proxy solicitor, Broadridge. Please note you can speak to a voting specialist live at 1-855-973-0094. Or, if you have your control number available for reference you can use the automated line at 1-800-690-6903.

2.	You can also vote online at www.proxyvote.com/HTIII and follow the instructions provided on the proxy card.

3.	Stockholders may also submit their votes by proxy by mail by completing, signing, dating and returning their proxy card.

Thank you for your time today and thank you in advance for your vote for this transaction.

The following is a telephone solicitation script prepared for use by the proxy solicitor of American Realty Capital Healthcare Trust III, Inc. (the “Company”) in connection with soliciting the vote of the Company’s stockholders for the Company’s 2017 annual meeting of stockholders.

Draft - Solicitation Script

Fund Name	Meeting Date	Code
American Realty Capital Healthcare Trust III	December 21, 2017	HTIII

Toll Free Number: TBD

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for American Realty Capital Healthcare Trust III. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name>. I’m calling regarding your American Realty Capital Healthcare Trust III investment to confirm that you have received the proxy materials for the Annual Meeting of stockholders scheduled for December 21st Have you received the proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name>. I’m calling regarding your American Realty Capital Healthcare Trust III investment to confirm that you have received the proxy materials for the Annual Meeting of stockholders scheduled in just a few days from now on December 21st . Have you received the proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. , my name is <Agent Name> and I am calling regarding your American Realty Capital Healthcare Trust III investment. Due to the lack of stockholder participation, the Annual Meeting of Stockholders has been adjourned to <date/time>. Have you received the proxy materials?

Voting:

Your board has recommended a vote IN FAVOR of the proposals presented for stockholder approval this year.  Would you like to vote along with the recommendations of the board for all shares you own?

Voting Processes:

A)      If the shareholder is ready to vote in favor of all proposals:

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“Thank you, I am recording your <for > vote for all proposals. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll free number 1-855-973-0094.

Mr./Ms. <Stockholder’s Last Name>, your vote is important and your time is appreciated.

Thank you and have a good <day, evening, night>.”

B)      If the shareholder is not ready to vote or is not ready to vote in favor of all proposals:

“Every vote matters and your participation with other stockholders in this process is important and appreciated.

Your board recommends a vote FOR both the routine matters (the election of directors and the ratification of the company’s external accounting firm for 2017) and, importantly, the two proposals related to the proposed asset sale and plan of liquidation which, if both are approved, are expected to result in your receipt of estimated total liquidating distributions of between $17.67 and $17.81 per share[1].

More than 50% of our outstanding shares of common stock must vote FOR both the proposed asset sale and plan of liquidation in connection with the December 21, 2017 meeting in order for us to pay the anticipated initial liquidating cash distribution of $15.75 per share to you in early January 2018.”

Ask if the stockholder is ready to vote with the Board’s recommendation. If so, proceed with Process A above. If they would like more information, please proceed with the following:

“There are at least three good reasons to vote FOR both proposals:

▪	Full-Cycle Liquidity - An all-cash $120 million transaction where ARC-HT III will sell its real estate assets to Healthcare Trust, Inc. and then liquidate and dissolve. ARC-HTIII will provide stockholders with total liquidating distributions of between $17.67 to $17.81 per share[1]. The initial cash distribution of $15.75 per share is expected be paid to you within two weeks of the transaction closing. If approved at the December 21, 2017 Annual Meeting you will receive $15.75 per share in early January 2018.

________________________

1 These estimates are based on certain assumptions and there can be no guarantee as to the exact amount that you will receive.

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▪	Reduces Future Risks Associated with Business Operations, Successful Execution of Liquidity Events, and Distribution Levels for the Company Given its Inefficient Size and Unsustainable Operations on a Long-term Basis

▪	Maximizes Value: The Special Committee comprised of independent directors of the Board completed a thorough strategic review process evaluating all options and is prepared to move forward with the proposed transaction to maximize shareholder value.”

If you are ready to vote I can record your vote now. If you would like more information I am happy to ask a company representative to call you to review the proposals in more detail.”

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review (see points above), ask them if they would like to vote now over the phone and refer to process A above>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for your account(s)?

If they don’t want proposals reviewed:

Do you have an email address that I might use to send you the proxy materials? <If yes, enter the email address in the notes and read it back phonetically to the stockholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 1-855-973-0094.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as one of less than 4,000 American Realty Capital Healthcare III stockholders, your vote is very important and each year the company goes through the proxy process to gather stockholder votes.

Included in the Annual Meeting this year are both routine matters (the election of directors and the ratification of the company’s external accounting firm) and, importantly, proposals related to the proposed asset sale and plan of liquidation. Your Board recommends that you vote to FOR all proposals.

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American Realty Capital Healthcare Trust III must receive approval from stockholders in order to move forward with the proposed asset sale and plan of liquidation. More than 50% of its outstanding shares of common stock must vote FOR both the proposed asset sale and plan of liquidation in connection with the December 21, 2017 meeting in order for stockholders to receive the initial liquidating cash distribution of $15.75 per share to you in early January 2018. Your vote today will help the company achieve that goal of providing you with liquidity for you shares. The enclosed materials provide details on the expected timing for liquidating distributions.

Every vote matters and your participation with other stockholders in the process is important and appreciated. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling regarding American Realty Capital Healthcare Trust III. You should have received proxy materials electronically or in the mail concerning the Annual Meeting of Stockholders being held on December 21st

You are one of less than 4,000 stockholders who own American Realty Capital Healthcare Trust III shares and your vote is very important. Included in the Annual Meeting this year are both routine matters (the election of directors and the ratification of the company’s external accounting firm) and, importantly, proposals related to the proposed asset sale and plan of liquidation. Your Board recommends that you vote to FOR all proposals. Internet and telephone voting are available for your convenience. To vote over the Internet please follow the instructions provided in the proxy materials provided for your consideration. You may also sign, date and promptly mail your proxy card in the postage-paid envelope provided. If you have any questions, would like to vote over the telephone or need new proxy materials, please call us toll-free at 1-855-973-0094 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Every vote matters and your participation with other stockholders in the process is important and appreciated. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message concerning the investment you hold in American Realty Capital Healthcare Trust III. You should have received proxy material electronically or in the mail concerning the Annual Meeting of Stockholders being held on December 21st.

Your vote is very important. You are one of less than 4,000 stockholders who own American Realty Capital Healthcare Trust III shares and your vote is very important. Included in the Annual Meeting this year are both routine matters (the election of directors and the ratification of the company’s external accounting firm) and, importantly, proposals related to the proposed asset sale and plan of liquidation. Your Board recommends that you vote to FOR all proposals.

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Internet and telephone voting are available for your convenience. To vote over the Internet please follow the instructions provided in the proxy materials provided for your consideration. You may also sign, date and promptly mail your proxy card in the postage-paid envelope provided. If you have any questions, would like to vote over the telephone or need new proxy materials, please call us toll-free at 1-855-973-0094 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Every vote matters and your participation with other stockholders in the process is important and appreciated. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other stockholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The American Realty Capital Healthcare Trust III Annual Stockholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or AR Global Investments, the advisor to American Realty Capital Healthcare Trust III directly at 866-902-0063. Thank you and have a nice day.

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